UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2006

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-6920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

At the 2006 Annual Meeting of Stockholders of Applied Materials, Inc. (“Applied”) held on March 22, 2006, the following directors were elected to the Board of Directors (“Board”): James C. Morgan, Michael R. Splinter, Michael H. Armacost, Deborah A. Coleman, Philip V. Gerdine, Thomas J. Iannotti, Charles Y.S. Liu, Gerhard H. Parker and Willem P. Roelandts.

During its meeting subsequent to the Annual Meeting, the Board named Mr. Armacost as Lead Independent Director to succeed Herbert M. Dwight, Jr. who, along with Dan Maydan and Paul R. Low, retired from the Board at the Annual Meeting after many years of valuable service to Applied. The Board also appointed Ms. Coleman as Ethics Ombudsman, succeeding Mr. Armacost in this role.

The Board also made its one-year committee chair and membership appointments. The Audit Committee continues to be chaired by Dr. Gerdine, who has also been designated by Applied as its audit committee financial expert. Ms. Coleman and Dr. Parker are also members of the Audit Committee. Mr. Roelandts continues as chair of the Human Resources and Compensation Committee, and is joined by Messrs. Armacost and Iannotti as members. Mr. Armacost chairs the Corporate Governance and Nominating Committee, which includes Messrs. Iannotti and Roelandts.

Members of Applied’s Strategy Committee, chaired by Dr. Parker, include Ms. Coleman and Mr. Liu. The Investment Committee, chaired by Mr. Liu, includes Ms. Coleman and Dr. Gerdine as members. Ms. Coleman chairs the Stockholder Rights Plan Review Committee that also includes Dr. Gerdine and Mr. Iannotti.

The information in this Form 8-K shall not be incorporated by reference into any filing of Applied, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Date: March 29, 2006	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney
Senior Vice President, General Counsel and Corporate Secretary